August 3, 2011

SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary Shares
evidenced by The American Depositary
Receipt of
Weichai Power Co., Ltd.
        F-6 file number  333-156907



Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York
Mellon, as Depositary for securities
against which American Depositary
Receipts are to be issued, we attach a
copy of the new prospectus Prospectus
reflecting the change in ratio from 1
ADS  10 Ordinary Share to 1 ADS  4
Ordinary Shares and the removal of the
Par Value.

As required by Rule 424e, the upper
right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Weichai Power Co.,
Ltd.

The Prospectus has been revised to
reflect the removal of the Par Value and to reflect the new ratio
One 1 American Depositary Share
represents Four 4 Shares

Please contact me with any questions or
comments at 212 815-2221.


Sandra Bruno
Senior Associate
The Bank of New York Mellon - ADR
Division

Encl.

CC Paul Dudek, Esq. Office of
International Corporate Finance





Depositary Receipts
101 Barclay Street, 22nd Floor West, New York
10286